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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               CPS SYSTEMS, INC.
                        -------------------------------
            (Exact name of registrant as specified in its charter)

        Texas                                                     75-1607857
-----------------------                                      -------------------
(State of incorporation                                       (I.R.S. Employer
   or organization                                           Identification No.)

   3400 Carlisle
   Suite 500
   Dallas, TX                                                     75204
-----------------------                                         -------------
 (Address of principal                                            (Zip Code)
  executive offices)


        If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), check the following box. [ ]

        If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered

Common stock, $.01 Par Value                            American Stock Exchange
----------------------------                            -----------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               ----------------
                               (Title of class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Reference is made to the discussion of the Registrant's Common Stock in the section entitled "Description of Capital Stock" contained in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-39173), filed with the Securities and Exchange Commission on January 13, 1998 (the "Registration Statement"), which disclosures are incorporated by reference herein.

ITEM 2. EXHIBITS

        The securities to be registered are to be registered on an exchange on which no other securities of the registrant are registered. Accordingly, the following exhibits are filed with each copy of the Registration Statement filed with each such exchange:

1. Copy of the latest Registration Statement filed pursuant to the Securities Act. (*)

2. Copies of the Charter and Bylaws, and copies of other documents defining the rights of holders of the securities to be registered. (**)

3.      Specimens of each security to be registered. (***)

*       Incorporated by reference to the Registration Statement.

**      Incorporated by reference to Exhibits 3.1, 3.2, 4.1 and 10.27 of the
Registration Statement.

***     Incorporated by reference to Exhibit 4.1 of the Registration Statement.

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CPS SYSTEMS, INC.
March 13, 1998

By: /s/ Paul Kana
   ------------------------------------------------------
Title:  Chairman of the Board and Chief Executive Officer